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As filed with the Securities and Exchange Commission on February 12, 2004

Registration No. 333-112306

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Amendment No. 2
to
FORM F-10
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

_________________

ATI Technologies Inc.
(Exact name of Registrant as specified in its charter)

Ontario	5045, 3575	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

_________________

1 Commerce Valley Drive East, Markham, Ontario, Canada L3T 7X6 (905) 882-2600
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8700
(Name, address and telephone number of agent for service)

_________________

Copies to:

Christopher J. Cummings Shearman & Sterling LLP Commerce Court West 199 Bay Street Toronto, Ontario M5L 1E8 (416) 360-8484	Bryan Robb General Counsel ATI Technologies Inc. 1 Commerce Valley Drive East Markham, Ontario L3T 7X6 (905) 882-2600

_________________

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. |X|	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. 	At some future date (check the appropriate box below):

1. 	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2. 	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3. 	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. 	after the filing of the next amendment to this Form (if preliminary material is being filed).

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. |X|

_________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

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PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

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SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	February 12, 2004

ATI TECHNOLOGIES INC.
U.S.$500,000,000
Common Shares
Preferred Shares
Debt Securities
Warrants
Stock Purchase Contracts
Units

We may from time to time offer common shares, preferred shares, secured or unsecured obligations in the form of senior or subordinated debt securities, stock purchase contracts or units or warrants to purchase common shares, preferred shares, debt securities or other securities (collectively, the “Securities”), in one or more offerings up to an aggregate offering price of U.S.$500,000,000 (or its equivalent in Canadian dollars or any other currency used to denominate the Securities) during the 25 month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. This offering is being made concurrently in each of the provinces of Canada other than the Province of Quebec (the “Canadian Offering Jurisdictions”) and in the United States pursuant to the multi-jurisdictional disclosure system (the “MJDS”) implemented by securities regulatory authorities in Canada and the United States.

The Securities may be offered at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

These Securities have not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed on the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offence.

We are permitted to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and are subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

Owning any of the Securities may subject you to tax consequences both in the United States and Canada. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement.

Since a significant portion of our assets are located in Canada, and a majority of our directors and executive officers and experts named in this Prospectus, are residents of Canada any judgement obtained in the United States may not be collectible within the United States.

Investing in our Securities involves risks. Please see “Risks and Uncertainties” and “Legal Proceedings and Regulatory Matters” in our renewal annual information form dated January 16, 2004 that is incorporated by reference herein for a description of these risks, including details pertaining to a Notice of Hearing and Statement of Allegations filed by the Ontario Securities Commission in January 2003.

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All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. A Prospectus Supplement containing the specific terms of any offered Securities, disclosure of earnings coverage ratios, if applicable, and other information relating to the offered Securities, will be delivered to prospective purchasers of such offered Securities, together with this Prospectus, and will be deemed to be incorporated by reference into this Prospectus for the purpose of securities legislation as of the date of such Prospectus Supplement and only for the purpose of the offering of such offered Securities.

The specific terms of any Securities offered will be described in a Prospectus Supplement including, where applicable: (i) in the case of common shares, the number of shares offered, the offering price and any other specific terms; (ii) in the case of preferred shares, the designation of the particular series, the number of shares offered, the offering price, any rights to receive dividends, any terms of redemption and any other specific terms; (iii) in the case of debt securities, the designation of the debt securities, any limit on the aggregate principal amount of the debt securities, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, whether any conversion or exchange rates attach to the debt securities, whether we may redeem the debt securities at our option and any other specific terms; (iv) in the case of warrants, the designation, number and terms of the common shares, preferred shares or debt securities purchasable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and the currency in which the warrants are issued and any other specific terms; (v) in the case of stock purchase contracts, the designation, number and terms of the common shares or preferred shares to be purchased under the stock purchase contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates of the shares, any requirements of the purchaser to secure its obligations under the stock purchase contract and any other specific terms; and (vi) in the case of units, the terms of the component securities and any other specific terms. The Prospectus Supplement may also include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus.

We have filed an undertaking with each of the securities regulatory authorities in the Canadian Offering Jurisdictions that we will not distribute stock purchase contracts or units that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without pre-clearing with the applicable regulator the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such securities.

Our outstanding common shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and the NASDAQ National Market (“NASDAQ”). The closing price of the common shares on the TSX and NASDAQ on February 11, 2004 was Cdn$21.25 and U.S.$16.20, respectively.

The Securities may be sold to or through underwriters or dealers, to one or more other purchasers directly or through agents. See “Plan of Distribution”. A Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of any Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, the offering price, the proceeds to us, the number of Securities, if any, to be purchased by underwriters, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers Unless otherwise specified in a Prospectus Supplement, the offering is subject to approval of certain legal matters on our behalf by Gowling Lafleur Henderson LLP, Toronto, Ontario and Shearman & Sterling LLP, Toronto, Ontario.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

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You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement. We have not authorized any other person to provide you with different information. If you are provided with different or inconsistent information, you should not rely on it.

References in this Prospectus to “ATI”, “Company”, “we”, “us” and “our” refer only to ATI Technologies Inc. and its subsidiaries, unless otherwise stated.

Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus or included or incorporated by reference into any Prospectus Supplement has been or will have been prepared in accordance with Canadian GAAP, which may differ from United States generally accepted accounting principles (“U.S. GAAP”). Please see the notes to our audited consolidated financial statements for a summary of the significant differences between Canadian GAAP and U.S. GAAP.

In this Prospectus, unless otherwise specified or the context otherwise requires, all monetary amounts are expressed in U.S. dollars.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities regulatory authorities in the Canadian Offering Jurisdictions. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Director, Investor Relations, 1 Commerce Valley Drive East, Markham Ontario, Canada L3T 7X6 (telephone: (905) 882-2600).

The following documents filed with the securities regulatory authorities in each of the Canadian Offering Jurisdictions are specifically incorporated by reference in this Prospectus:

(a)	renewal annual information form of the Company dated January 16, 2004 for the fiscal year ended August 31, 2003;

(b)

information circular of the Company dated December 19, 2003 relating to the annual and special meeting of shareholders of the Company held on January 27, 2004, other than the sections entitled “Report on Executive Compensation”, “Composition of the Compensation Committee”, “Investment Performance Graph” and “Statement of Corporate Governance Practices”;

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(c)	unaudited interim comparative consolidated financial statements of the Company for the first quarter ended November 30, 2003 and 2002;

(d)	management’s discussion and analysis for the interim comparative financial statements referred to in paragraph (c) above;

(e)

audited comparative consolidated financial statements of the Company and the notes thereto for the financial years ended August 31, 2003, 2002 and 2001, together with the report of the auditors thereon, set out on pages 29-54 of the annual report of the Company for the fiscal year ended August 31, 2003; and

(f)

management’s discussion and analysis for the annual comparative financial statements referred to in paragraph (e) above, set out on pages 10-28 of the annual report of the Company for the fiscal year ended August 31, 2003.

Any documents of the types referred to in paragraphs (a) through (f) above and any material change reports (excluding confidential material change reports) filed by us with the securities regulatory authorities in each of the Canadian Offering Jurisdictions after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus. Any similar document filed by us or furnished by us to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus, if and to the extent provided in such document.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms applicable to the issuance of the Securities including the number of Securities offered, the offering price of such Securities and other information relating to such issuance will be delivered to purchasers of Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and the related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form was filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offerings of the Securities hereunder.

We have filed with the SEC a registration statement (“Registration Statement”) on Form F-10 under the United States Securities Act of 1933, as amended (the “Securities Act”) relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to the exhibit for a more complete description of the relevant matter, each such statement being qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the public reference facilities maintained at the office of the SEC described below.

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We are subject to the information requirements of the Exchange Act and in accordance therewith file or furnish reports and other information with or to the SEC. Under the MJDS adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provinces of Canada, which requirements are different from those of the United States. Under the MJDS, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC. Such reports and other information may be inspected without charge, and copied upon payment of prescribed fee, at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this Prospectus constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act, and Section 27A of the Securities Act. Such statements represent our internal projections, expectations or beliefs concerning, among other things, future operating results and various components thereof, or our future economic performance.

When used in this Prospectus or in documents incorporated by reference in this Prospectus, words such as “plans”, “intends”, “anticipates”, “should”, “estimates”, “expects”, “believes”, “indicates”, “targeting”, “suggests” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on current expectations and entail various risks and uncertainties that are outlined in this Prospectus, in our annual report for the fiscal year ended August 31, 2003 and renewal annual information form dated January 16, 2004. As a result of these risks and uncertainties, our operating results and common share price may be subject to significant volatility, particularly on a quarterly basis. For example, the markets for our products are characterized by changing market conditions, frequent new product introductions, seasonal and variable demand and rapid technology changes. Other factors that could cause our results to vary include, but are not limited to:

o	lack of growth or declines in the demand for personal computers (“PCs”), gaming consoles and consumer electronic devices in which our products are incorporated;

o	reductions in our average selling prices for our products and reduced gross margins due to competitive pressures and other factors;

o	the introduction of new products by our competitors which render our products non-competitive;

o

delays encountered by us in developing new products or enhancements, including integrated graphics and core logic components, in the time frame required by our customers or lack of acceptance by customers of these products;

o	delays in manufacturing, unfavorable manufacturing yields or capacity shortfalls experienced by our independent foundries;

o	unexpected variances in material costs, including silicon wafer, memory and printed circuit boards; and

o	constraints on the supply of components utilized in our products and in the PC industry generally.

These risks and uncertainties could cause or contribute to actual results that are materially different from those anticipated or experienced in the past. Additional information concerning factors that could cause our financial results and common share price to fluctuate is contained in our filings with Canadian and U.S. securities regulatory authorities. We disclaim any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

We are a Canadian corporation. A significant portion of our assets are located in Canada and a majority of our directors and executive officers and experts named in this Prospectus, are residents of Canada. As a result, it may be difficult for you to effect service within the United States upon us or upon such directors, executive officers and experts. Execution by United States courts of any judgment obtained against us, any of our directors or executive officers or any experts named in this Prospectus in United States courts would be limited to the assets of such corporations or such persons, as the case may be, located in the United States.

We have been advised by our Canadian counsel that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated solely upon the United States federal securities laws.

THE COMPANY

We are a world leader in the supply of graphics processing products and technology for desktop and notebook PCs, consumer electronic devices, digital televisions (including set-top boxes) and video game consoles. Our main product lines, visual and graphics processors, increase the speed and complexity of the images that can be displayed on PC monitors and improve image resolution and color definition.

Please see our 2003 renewal annual information form dated January 16, 2004 for more detailed information regarding our business.

ATI was incorporated pursuant to the Business Corporations Act (Ontario) (the “OBCA”) by articles of incorporation dated August 20, 1985, as Array Technology Inc. The Company’s name was subsequently changed to Array Technologies Inc. pursuant to articles of amendment dated September 13, 1985, and to ATI Technologies Inc. pursuant to articles of amendment dated December 18, 1985.

On December 31, 1987, the articles of the Company were amended to divide the 1,000 common shares then outstanding into 1,000,000 common shares. In conjunction with our initial public offering in November 1993, articles of amendment were filed dated October 14, 1993, to create an unlimited number of non-voting preference shares and subdivide the 1,100,000 common shares then outstanding into 40,000,000 common shares.

On April 8, 1998, our board of directors approved a stock dividend on a four-for-one basis effective for registered common shareholders at the close of business on April 23, 1998. The stock dividend increased the number of common shares then outstanding from approximately 48.9 million to approximately 195.9 million common shares.

Our principal and head office is located at 1 Commerce Valley Drive East, Markham, Ontario, L3T 7X6.

We currently employ more than 2,200 people worldwide. We operate technology centers and sales support offices in Canada, the United States, Europe and the Asia Pacific region.

USE OF PROCEEDS

Except as otherwise set forth in a Prospectus Supplement, the net proceeds to us from the sale of the Securities will be used for general corporate purposes. A Prospectus Supplement will contain specific information about the use of proceeds from the sale of the Securities under that Prospectus Supplement. We may from time to time issue securities otherwise than through the issue of Securities pursuant to this Prospectus. We will not receive any proceeds from any sale of common shares by any selling shareholder. See “Selling Shareholders”.

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DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of common shares. The common shares entitle holders to one vote per share at all shareholder meetings except meetings at which only the holders of another class or series of shares are entitled to vote. Subject to the prior rights of the holders of the preferred shares (none of which are currently issued and outstanding), the common shares also entitle holders to receive any dividends declared by our board of directors and our remaining property after we are dissolved. As at February 11, 2004 there were 246,443,963 common shares issued and outstanding.

There are no pre-emptive or conversion rights that attach to our common shares. All common shares now outstanding and to be outstanding upon exercise of any outstanding options are, or will be, fully paid and non-assessable, which means that the holders of such common shares will have paid the purchase price in full and we may not ask them to surrender additional funds.

Our by-laws provide for certain rights of our shareholders in accordance with the provisions of the OBCA. Such by-laws may be amended either by a majority vote of the shareholders or by a majority vote of the board of directors. Any amendment of the by-laws by action of the board of directors must be submitted to the next meeting of the shareholders whereupon the by-law amendment must be confirmed, confirmed as amended or repealed by a majority vote of the shareholders voting on such matter.

Shareholders do not have cumulative voting rights for the election of directors. Therefore, the holders of more than 50% of the shares voting for the election of directors could, if they choose to do so, elect all of the directors and, in such event, the holders of the remaining shares would not be able to elect any director.

While the payment of dividends rests within the discretion of our board of directors, we have neither declared nor paid any cash dividends to date on our outstanding shares. We intend to retain our future earnings to finance the development of our business and, accordingly, do not anticipate paying any cash dividends on our common shares in the foreseeable future. Our dividend policy will be reviewed periodically depending on our financial position, capital requirements, general business conditions and on other factors.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is CIBC Mellon Trust Company of Canada, 320 Bay Street, Toronto, Ontario, M5H 4A6.

DESCRIPTION OF PREFERRED SHARES

We are authorized to issue an unlimited number of preferred shares in one or more series. As at February 11, 2004, there were no preferred shares outstanding.

Our preferred shares are issuable in one or more series. Subject to our articles, the board of directors is authorized to fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to the preferred shares of each series. The preferred shares rank prior to the common shares with respect to the payment of dividends and the return of capital on dissolution. Except with respect to matters as to which the holders of preferred shares are entitled by law to vote as a class, the holders of preferred shares will not be entitled to vote at meetings of shareholders unless, with respect to any series of preferred shares, the payment of dividends is in arrears. The holders of the preferred shares are not entitled to vote separately as a class or series or to dissent with respect to any proposal to amend the articles to create a new class of shares ranking in priority to or on a parity with the preferred shares, to effect an exchange or a reclassification or cancellation of the preferred shares or to increase the maximum number of authorized shares of a class ranking in priority to or on a parity with the preferred shares.

The specific terms of any series of preferred shares will be described in a Prospectus Supplement which, if applicable, may modify or replace the general terms described below. If there are differences between any Prospectus Supplement and this Prospectus, the Prospectus Supplement will govern. As a result, the statements we make in this section may not apply to every series of preferred shares that we may offer.

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The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of incorporation, as amended. The description of the financial and other terms of any specific series of preferred shares to be issued by us will be in the Prospectus Supplement accompanying this Prospectus.

The Prospectus Supplement relating to the issue of preferred shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable;

o	the offering price at which we will issue the preferred shares;

o	the title, designation of number of preferred shares and stated value of the preferred shares;

o

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

o	any conversion or exchange rights;

o	whether the preferred shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

o	any liquidation rights;

o	voting rights, if any;

o	any sinking fund provisions; and

o	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation, as amended.

When we issue and receive payment for the preferred shares, the shares will be fully paid and non-assessable, which means that holders of such preferred shares will have paid the purchase price in full and that we may not ask them to surrender additional funds.

The rights of holders of the preferred shares and common shares may be adversely affected by the rights of holders of any preferred shares that may be issued in the future. Our board of directors may cause the preferred shares to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue preferred shares may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred shares will be stated in the applicable Prospectus Supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities in one or more series under an indenture to be entered into between the Company and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”) and the OBCA. A copy of the form of the indenture has been filed as an exhibit to the Registration Statement and will be filed with the securities regulatory authorities in the Canadian Offering Jurisdictions in connection with any Prospectus Supplement offering debt securities. The following description sets forth certain general terms and provisions of debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe the particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a Prospectus Supplement. Prospective investors should rely only on information in the Prospectus Supplement if it is different from the following information.

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We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this Prospectus.

References to “ATI”, “Company”, “we”, “us” or “our” in this description of debt securities mean ATI but not any of its subsidiaries.

General

The indenture will not limit the amount of debt securities we can issue under the indenture and will not limit the amount of other indebtedness we may incur. We may issue debt securities from time to time in separate series.

The Prospectus Supplement for any series of debt securities we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

o	the title of the debt securities;

o	any limit on the aggregate principal amount of the debt securities;

o	the percentage of principal amount at which the debt securities will be issued;

o	whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

o	whether the payment of the debt securities will be guaranteed by any other person;

o

the dates on which we may issue the debt securities and the date or dates on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

o

whether the debt securities will bear interest, the interest rate, which may be fixed or variable, or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments;

o	the place or places we will pay principal, any premium and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

o

whether and under what circumstances we will be required to pay any Additional Amounts (as defined herein) for withholding or deduction for taxes with respect to the debt securities, and whether we will have the option to redeem the debt securities rather than pay the additional amounts;

o	whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder;

o	whether we may redeem the debt securities at our option;

o

the denominations in which we will issue any registered debt securities, if other than denominations of $1,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any bearer debt security shall be issuable;

o	whether we will make payments on the debt securities in a currency or currency unit other than United States dollars or by delivery of shares of ATI or other property;

o	whether payments on the debt securities will be payable with reference to any index or formula;

o	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

o	whether we will issue the debt securities as bearer securities, registered securities or both;

o	if other than the trustee, the identity of each security registrar and/or paying agent;

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o

the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

o	the designation of the initial exchange rate agent, if any;

o	any changes or additions to events of default or covenants;

o	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

o	whether the holders of any series of debt securities have special rights if specified events occur;

o

the terms for any conversion, exercise or exchange of the debt securities for any other securities and whether such conversion, exercise or exchange is mandatory, at the option of the holder or at our option;

o	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

o

whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale; and

o	any other terms of the debt securities.

Unless stated otherwise in the applicable Prospectus Supplement, no holder will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or there is a change of control of ATI.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe any Canadian and United States federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Form, Denominations and Exchange

Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and bearer securities will be issuable in the denomination of $5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. The indenture will also provide that debt securities of a series may be issuable in global form. Unless otherwise indicated in the Prospectus Supplement, bearer securities will have interest coupons attached.

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If (but only if) provided in the Prospectus Supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in the Prospectus Supplement, bearer securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of debt securities. Except for certain restrictions set forth in the indenture, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

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We shall not be required to: (i) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (A) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (B) if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; (iii) exchange any bearer security selected for redemption, except that, to the extent provided with respect to such bearer security, such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of the indenture; or (iv) issue, register the transfer of or exchange any debt securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Payment

Unless stated otherwise in the Prospectus Supplement, we will make payments on the debt securities at the relevant office or agency of the trustee or we can make payments by (1) check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or (2) wire transfer to an account in the Canadian Offering Jurisdictions or the United States to a person beneficially owning Securities in an aggregate principal amount of $2 million or more of such series. Unless stated otherwise in the applicable Prospectus Supplement, we will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days specified by us. We may make debt securities payments in other forms at a place designated by us and specified in the applicable Prospectus Supplement.

Global Securities

The registered debt securities of a series may be issued in whole or in part in global form (a “Global Security”) and will be registered in the name of and be deposited with a depositary (the “Depositary”), or its nominee, each of which will be identified in the Prospectus Supplement. Unless and until exchanged, in whole or in part, for debt securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of debt securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such persons having accounts with such Depositary or its nominee (“participants”). Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by the us. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to interest of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the Depositary for a Global Security or its nominee is the registered owner of the Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.

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Any payments of principal of, premium, if any, and interest on Global Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such debt securities. None of ATI, the trustee or any paying agent for debt securities represented by the Global Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

If a Depositary for a Global Security representing a particular series of debt securities is at any time unwilling or unable or no longer qualified to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debt securities of such series in definitive form in exchange for a Global Security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine not to have debt securities of a series represented by a Global Security and, in such event, will issue debt securities of a series in definitive form in exchange for all of the Global Securities representing the series of debt securities.

Covenants

Unless otherwise indicated in this Prospectus or a Prospectus Supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable Prospectus Supplement any material covenants of a series of debt securities.

Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

o

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, any country within the European Union, Japan or, if the amalgamation, merger, consolidation or other transaction would not impair the rights of holders, any other country;

o	the successor person assumes all our obligations under the debt securities and the indenture; and

o	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Tax Redemption

Unless otherwise specified in an applicable Prospectus Supplement, the debt securities of a series will be subject to redemption at any time, in whole but not in part at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if (1) we (or our successor) determine that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor of ATI) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable Prospectus Supplement if any date is so specified (or the date a party organized in a jurisdiction other than Canada or the United States becomes our successor), we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any debt security of such series as described under “Payment of Additional Amounts” or (b) on or after a date specified in the applicable Prospectus Supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor of ATI) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in us becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series and (2) in any such case, we (or our successor) determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such Additional Amounts were a payment in respect of the debt securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect.

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In the event that we elect to redeem the debt securities of such series pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem the debt securities of such series pursuant to their terms.

Payment of Additional Amounts

Unless otherwise specified in an applicable Prospectus Supplement, all payments made by or on our behalf under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Canadian Taxes”) unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of debt securities after such withholding or deduction (including with respect to Additional Amounts) will not be less than the amount the holder of debt securities would have received if such Canadian Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a holder of debt securities (an “Excluded Holder”) in respect of the beneficial owner thereof:

o	with which we do not deal at arm’s length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

o

which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes; or

o

which is subject to such Canadian Taxes by reason of its carrying on business in or being connected with Canada or any province or territory thereof otherwise than by the mere holding of debt securities or the receipt of payment thereunder.

We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will pay all taxes, interest and other liabilities which arise by virtue of any failure by us to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. We will furnish to the holder of the debt securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us.

The foregoing obligations shall survive any termination, defeasance or discharge of the indenture.

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Provision of Financial Information

Unless stated otherwise in a Prospectus Supplement, we will file with the trustee copies of our annual report or the information, documents and other reports that we are required to file with the Canadian Securities Authorities and the SEC pursuant to the applicable Canadian securities legislation and the Exchange Act. We will agree to provide the trustee (a) within 140 days, or such shorter period as required by law, after the end of each fiscal year, an annual report; and (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, or such shorter period as required by law, quarterly reports even if we are no longer required to do so under the Exchange Act. The information contained in these reports will be, at a minimum, the information required to be provided in annual and quarterly reports by law in Canada to security holders of a corporation with securities listed on the TSX whether or not we have any of our securities listed on such stock exchange.

Events of Default

When we use the term “event of default” in the indenture, we mean:

o	we fail to pay principal of, or any premium on, any debt security of that series when it is due;

o	we fail to pay interest or any additional amounts on any debt security of that series for the period specified in the applicable Prospectus Supplement;

o	we fail to make any sinking fund or analogous payment for that series of debt securities;

o

we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 90 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series;

o	certain events involving our bankruptcy, insolvency or reorganization; and

o	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

o	the entire principal of the debt securities of the series; or

o	if the debt securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If debt securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

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We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

o	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

o

the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

o

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder of debt securities for the enforcement of payment of principal of, or any premium or interest on, a debt security on or after the applicable due date specified in the debt security.

Defeasance

When we use the term “defeasance” we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

o	we will be discharged from our obligations with respect to the debt securities of that series; or

o	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise our defeasance option, we must deliver to the trustee:

o

an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, gain or loss for United States federal income tax purposes as a result of a defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeaseance had not occurred;

o

an opinion of counsel in Canada or a ruling from the Canada Customs and Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

o	a certificate of an officer of the Company and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been satisfied.

If we will be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

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In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

o

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

o	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

o	other customary conditions precedent are satisfied.

Modification and Waiver

We may modify the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series (acting together as one class) affected by the modification. However, without the consent of each holder affected, no modification may:

o	change the stated maturity of the principal of (or premium, if any), or any instalment of interest, if any, on any debt security;

o	reduce the principal, premium (if any) or interest rate or any obligation to pay any additional amounts;

o	reduce the principal of an original issue discount security;

o	change the place or currency of any payment;

o	affect the holder’s right to require us to repurchase the debt securities at the holder’s option;

o	impair the right of the holders to institute a suit to enforce their rights to payment;

o	adversely affect any conversion or exchange right related to a series of debt securities;

o	change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

o	reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding debt securities of any series (or, in some cases, of all outstanding debt securities under the indenture or all series affected) may waive past defaults under the indenture and our compliance with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

o	evidence our successor under the indenture;

o	add covenants for the benefit of holders;

o	add events of default;

o	provide for bearer securities to become registered securities under the indenture;

o	establish the forms of the debt securities;

o	appoint a successor trustee under the indenture;

o	add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no adverse affect on the holders;

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o

cure any ambiguity, cure, correct or supplement any defective or inconsistent provision or make any other changes in any other manner that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

o	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

o	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

We may appoint a separate trustee for any series of debt securities. The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of its business.

The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Consent to Service

In connection with the indenture, we will designate and appoint CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any federal or New York state court located in the Borough of Manhattan, in The City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

We have been informed by Gowling Lafleur Henderson LLP, our Canadian counsel, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Ontario on any final and conclusive judgment in personam of any federal or state court located in the State of New York (a “New York Court”) against us, which judgment is subsisting and unsatisfied for a sum certain that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario; (2) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of Ontario or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (3) the enforcement of such judgment would not be contrary to any order made under the United Nations Act (Canada) or Special Economic Measures Act (Canada) by the Governor in Council; (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws in the Province of Ontario; (5) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Province of Ontario; (6) interest payable on the Securities, if any, is not characterized by a court in the Province of Ontario as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (7) the action to enforce such judgment is commenced within the appropriate limitation period; except that any court in the Province of Ontario may only give judgment in Canadian dollars. In the opinion of such counsel, there are no reasons under present laws of the Province of Ontario for avoiding recognition of such judgments of New York Courts based upon public policy.

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We have been advised by such counsel that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated solely upon the United States federal securities laws.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common shares, preferred shares, debt securities or other securities. We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agreements between us and a warrant agent that we will name in the Prospectus Supplement.

Selected provisions of the warrants and the warrant agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement and warrants to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.

The Prospectus Supplement relating to any warrants we offer will describe the warrants and include specific terms relating to the offering. The Prospectus Supplement will include some or all of the following:

o	the title of the warrants;

o	the aggregate number of warrants offered;

o

the designation, number and terms of the common shares, preferred shares, debt securities or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

o	the exercise price of the warrants;

o	the dates or periods during which the warrants are exercisable;

o	the designation and terms of any securities with which the warrants are issued;

o	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

o	if the exercise price is not payable in U.S. dollars, the foreign currency or currency unit in which the exercise price is denominated;

o	any minimum or maximum amount of warrants that may be exercised at any one time;

o	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

o	any other terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

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Modifications

We may amend the warrant agreements and the warrants, without the consent of the holders of the warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

Enforceability

The warrant agent will act solely as the our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares or preferred shares, as applicable, at a future date or dates. The price per common share or preferred share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The applicable Prospectus Supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

o

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares or preferred shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

o	whether the stock purchase contracts are to be prepaid or not;

o	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares;

o	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

o	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable Prospectus Supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this Prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

o	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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o	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

o	whether the units will be issued in fully registered or global form.

The applicable Prospectus Supplement will describe the terms of any units. The preceding description and any description of units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject you to tax consequences both in the United States and Canada. Although the applicable Prospectus Supplement will describe certain Canadian and United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered under this Prospectus by an initial investor, the Prospectus Supplement may not describe these tax consequences fully. You should consult your own tax advisor with respect to your particular circumstances.

PRICE RANGE AND TRADING VOLUME

Our common shares are listed for trading on the TSX and the NASDAQ under the trading symbols “ATY” and “ATYT”, respectively. The following table sets out the reported high and low closing prices and aggregate trading volume of the common shares on the NASDAQ and TSX for the periods indicated:

	Nasdaq			TSX

	High	Low	Volume	High	Low	Volume

	(U.S.$)	(U.S.$)		(Cdn.$)	(Cdn.$)
Fiscal 2002
First Quarter	12.26	5.58	41,411,550	19.20	8.72	100,197,428
Second Quarter	15.65	10.50	141,728,625	24.95	17.05	110,960,060
Third Quarter	14.85	7.99	114,485,881	23.45	12.46	94,229,668
Fourth Quarter	10.40	5.24	83,159,931	15.95	8.85	99,133,760
Fiscal 2003
First Quarter	8.24	4.02	52,311,162	12.89	6.42	98,073,760
Second Quarter	8.42	3.72	67,704,989	13.10	5.54	106,341,211
Third Quarter	8.40	3.94	97,559,146	11.48	5.83	114,117,675
Fourth Quarter	15.17	7.60	193,143,941	21.02	10.51	128,175,350

EARNINGS COVERAGE

In respect of any offering of debt securities or preferred shares, the applicable Prospectus Supplement will contain the applicable earnings coverage ratios required pursuant to applicable securities laws.

RISK FACTORS

Prospective investors should consider, in addition to information contained in the Prospectus Supplement relating to that offering or in other documents incorporated by reference herein, the specific risks described in our renewal annual information form dated January 16, 2004 that is incorporated by reference herein. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows could be materially adversely affected. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also materially and adversely affect our business.

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PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers, and we may also sell the Securities to one or more other purchasers directly or through agents designated by us from time to time.

The Prospectus Supplement will state the terms of the offering, including the name or names of any underwriters or agents, the purchase price of the Securities, the proceeds to us from the sale of the Securities, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If so indicated in the Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. Such contracts will be subject only to the conditions set forth in the Prospectus Supplement, which will also set forth the commission payable for solicitation of such contracts.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Canadian and U.S. securities laws, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Selling Shareholders

A selling shareholder may offer common shares using any of the methods described above, through agents, underwriters, dealers or in direct sales. However, sales in Canada by a selling shareholder directly to one or more purchasers may only occur if an order is obtained from the relevant securities regulatory authority exempting the selling shareholder from provincial registration requirements prior to the time of filing of the relevant Prospectus Supplement. The applicable Prospectus Supplement will describe the selling shareholder’s method of distribution, will name any agent, underwriter or dealer of the selling shareholder and will describe the compensation to be paid to any of these parties. See “Selling Shareholders”.

SELLING SHAREHOLDERS

Common shares may be sold under this Prospectus by way of a secondary offering by or for the account of certain of our shareholders, who may include certain directors, executive officers, employees or certain other holders of common shares. The Prospectus Supplement for or including any offering of common shares by selling shareholders will include the following information:

o	the names of the selling shareholders;

o	the number of common shares owned by each of the selling shareholders;

o	the number of common shares being distributed for the accounts of the selling shareholders;

o	the number of our common shares to be owned by the selling shareholders after the distribution and the percentage that number represents of the total number of our common shares outstanding;

o	whether the common shares are owned by the selling shareholder both of record and beneficially, of record only or beneficially only;

o	the date or dates the selling shareholder acquired the common shares; and

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o	if the selling shareholder acquired any common shares in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the shareholder in the aggregate and on a per share basis.

EXPERTS

Our audited comparative consolidated financial statements for the fiscal years ended August 31, 2003, 2002 and 2001 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. Our auditors are KPMG LLP Chartered Accountants, Yonge Corporate Centre, 4100 Yonge Street, Suite 200, Toronto, Ontario, M2P 2H3.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: the documents listed under “Documents Incorporated by Reference”, the consent of KPMG LLP, the consent of Gowling Lafleur Henderson LLP, powers of attorney from the directors and officers of ATI, the form of the indenture and the appointment of agent for service of process and undertaking on Form F-X. If debt securities are offered by a Prospectus Supplement, there will be filed with the SEC a trustee’s statement of eligibility on Form T-1.

LEGAL MATTERS

Certain Canadian legal matters relating to the offering of the Securities will be passed upon for us by Gowling Lafleur Henderson LLP, Toronto, Ontario and certain U.S. legal matters relating to the offering of the securities will be passed upon for us by Shearman & Sterling LLP, Toronto, Ontario. As of the date hereof, the partners and associates of Gowling Lafleur Henderson LLP beneficially own, directly or indirectly, in the aggregate, less than 1% of the outstanding common shares of ATI.

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PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Under the Business Corporations Act (Ontario), ATI Technologies Inc. (the “Corporation”) may indemnify a present or former director or officer or a person who acts or acted at the Corporation’s request as a director or officer of another corporation of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Corporation or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Corporation or such other corporation to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the Corporation as a matter of right if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set forth above.

        The by-laws of the Corporation provide that the Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of such a person against all costs, charges and expenses incurred while carrying out such acts, except as prohibited by law.

        The by-laws of the Corporation further provide that the Corporation may, to the extent permitted by the Business Corporations Act (Ontario), purchase and maintain insurance for the benefit of any director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor.

        A policy of directors’ and officers’ liability insurance is maintained by the Corporation which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the Corporation in their capacity as directors and officers and also reimburses the Corporation for payments made pursuant to the indemnity provided by the Corporation pursuant to the Business Corporations Act (Ontario) and the by-laws of the Corporation.

        Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been advised that in the opinion of the U.S. Securities and

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Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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Exhibits

The following exhibits have been filed as part of this Amendment No. 2 to Registration Statement on Form F-10:

Exhibit Number	Description
4.1	Annual Information Form of the Registrant dated January 16, 2004 for the fiscal year ended August 31, 2003 (1)
4.2	Audited consolidated financial statements of the Registrant for the fiscal years ended August 31, 2003 and 2002, together with the auditors’ report thereon and the related notes thereto (1)
4.3	Management’s Discussion and Analysis of Operating Results and Financial Position for the year ended August 31, 2003 (1)
4.4	Management Proxy Circular of the Registrant dated December 19, 2003, excluding the sections entitled “Report on Executive Compensation”, “Composition of the Compensation Committee”, “Investment Performance Graph” and “Statement of Corporate Governance Practices” (2)
4.5	Unaudited interim consolidated financial statements of the Registrant as at and for the three months ended November 30, 2003 (3)
5.1*	Consent of KPMG LLP
5.2	Consent of Gowling Lafleur Henderson LLP
6.1*	Powers of Attorney included on page III-3 of the Registration Statement
7.1	Form of indenture

_________________

*	Previously filed.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended August 31, 2003, filed with the Commission on January 20, 2004.

(2)	Incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on January 2, 2004.

(3)	Incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on December 19, 2003.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.

        The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “TIA”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

Item 2. Consent to Service of Process.

        The Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X with the filing of Amendment No. 1 to the Registration Statement.

III-1

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SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada on this 12th day of February, 2004.

ATI TECHNOLOGIES INC.
By: *
Name: K.Y. Ho
Title: Chairman, Chief Executive Officer and Director

        Pursuant to the requirements of Securities Act, this Amendment No. 2 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on the 12th day of February, 2004.

Signature	Title

*

K.Y. Ho	Chairman, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Terry Nickerson

Terry Nickerson	Senior Vice President, Finance and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

*

James D. Fleck	Director

*

Alan D. Horn	Director

*

Paul Russo	Director

*

Ronald Chwang	Director

*

John E. Caldwell	Director

*

Robert A. Young	Director

________
* Pursuant to the power of attorney filed with the Commission as Exhibit 6.1.

By:	/s/ Terry Nickerson ______________________________________________
Attorney-in-fact

III-2

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AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has signed this Amendment No. 2 to the Registration Statement, solely in his capacity as the duly authorized representative of ATI Technologies Inc. in the United States, in the City of Santa Clara, State of California on this 12th day of February, 2004.

ATI Research Silicon Valley Inc.
(Authorized Representative)

By: /s/ David Orton
Name: David Orton
Title: Chief Operating Officer

III-3

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Annual Information Form of the Registrant dated January 16, 2004 for the fiscal year ended August 31, 2003 (1)
4.2	Audited consolidated financial statements of the Registrant for the fiscal years ended August 31, 2003 and 2002, together with the auditors’ report thereon and the related notes thereto (1)
4.3	Management’s Discussion and Analysis of Operating Results and Financial Position for the year ended August 31, 2003 (1)
4.4	Management Proxy Circular of the Registrant dated December 19, 2003, excluding the sections entitled “Report on Executive Compensation”, “Composition of the Compensation Committee”, “Investment Performance Graph” and “Statement of Corporate Governance Practices” (2)
4.5	Unaudited interim consolidated financial statements of the Registrant as at and for the three months ended November 30, 2003 (3)
5.1*	Consent of KPMG LLP
5.2	Consent of Gowling Lafleur Henderson LLP
6.1*	Powers of Attorney included on page III-3 of the Registration Statement
7.1	Form of indenture

_________________

*	Previously filed.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended August 31, 2003, filed with the Commission on January 20, 2004.

(2)	Incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on January 2, 2004.

(3)	Incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on December 19, 2003.